BARNWELL INDUSTRIES, INC.
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Notice of Annual Meeting of Stockholders
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To the Stockholders of BARNWELL INDUSTRIES, INC.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BARNWELL INDUSTRIES, INC., a Delaware corporation, will be held on March 7, 2016, at 9:30 a.m., Central Standard Time, at the Wyndham Garden Shreveport Hotel, 1419 East 70th Street, Shreveport, Louisiana, for the purpose of considering and acting upon:
(1)    the election of a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified;
(2)     the ratification of the selection of the independent auditor for 2016;
(3)     to vote upon two stockholder proposals set forth in the proxy statement, if properly presented at the annual meeting; and
(4)    any and all other business which may properly come before the meeting.
Only stockholders of record at the close of business on January 11, 2016, are entitled to notice of and to vote at this meeting or any adjournment thereof.  The Company's Annual Report to Stockholders for the fiscal year ended September 30, 2015, which includes consolidated financial statements, is enclosed herewith.
We will be pleased to have you attend the meeting.  However, if you are unable to do so, please sign and return the accompanying Proxy in the enclosed addressed envelope.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 7, 2016.  THE PROXY STATEMENT AND OUR 2015 ANNUAL REPORT ARE AVAILABLE AT HTTP://WWW.BRNINC.COM.

By Order of the Board of Directors,

RUSSELL M. GIFFORD Secretary

Dated:  January 21, 2016

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BARNWELL INDUSTRIES, INC.
1100 ALAKEA STREET, SUITE 2900
HONOLULU, HAWAII 96813
PROXY STATEMENT
SOLICITATION AND REVOCATION OF PROXIES
The following information is furnished in connection with the Annual Meeting of Stockholders of Barnwell Industries, Inc., a Delaware corporation (the "Company"), to be held on March 7, 2016 at 9:30 a.m., Central Standard Time, at the Wyndham Garden Shreveport Hotel, 1419 East 70th Street, Shreveport, Louisiana.
The accompanying Proxy is solicited by the Board of Directors (the "Board" or the "Board of Directors") of the Company. The Company will bear the cost of such solicitation.  Solicitation of proxies will be primarily by mail.  Proxies may also be solicited by regular employees of the Company by telephone at a nominal cost.  Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of Common Stock (as defined below) and will be reimbursed for their expenses.  All properly executed proxies will be voted as instructed.
Stockholders who execute proxies may revoke them by delivering subsequently dated proxies or by giving written notice of revocation to the Secretary of the Company at any time before such proxies are voted.  No proxy will be voted for a stockholder if the stockholder attends the meeting and elects to vote in person.
This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about January 21, 2016.  The Company's website address is www.brninc.com.
VOTING AT THE MEETING
Only stockholders of record at the close of business on January 11, 2016 (the "Record Date") will be entitled to vote at the annual meeting and any adjournment thereof.  As of the Record Date, 8,277,160 shares of common stock, par value $0.50, of the Company (the "Common Stock") were issued and outstanding.  Each share of Common Stock outstanding as of the Record Date is entitled to one vote on any proposal presented at the meeting.  The presence of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting.  The election of directors requires a plurality of the votes cast at the meeting.  The affirmative vote of a majority of the votes cast is required to approve each of the other management proposals and the stockholder proposals.  Under our bylaws, we do not count abstentions in determining the total number of votes cast on any item. We only count abstentions in determining whether a quorum is present. This means that abstentions have no effect on the election of directors or on the outcome of the vote on any proposal.  Failures to vote will have no effect on the election of directors or on the outcome of the vote on any proposal.  Brokers and nominees are precluded from exercising their voting discretion with respect to all matters to be acted upon at the meeting, other than the ratification of KPMG LLP as our independent auditor.  Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted with respect to the election of directors and the other proposals.  A broker non-vote will not have any effect on any of the proposals.  Shares represented by such broker non-votes will, however, be counted for purposes of determining whether there is a quorum.

PROPOSAL NO. 1
 ELECTION OF DIRECTORS
Eight directors of the Company are proposed to be elected at the meeting.  Each elected director shall hold office until the next annual meeting and until his successor is duly elected and qualified.  The persons named as proxies in the enclosed Proxy are executive officers of the Company and, unless contrary instructions are given, they will vote the shares represented by the Proxy FOR the election to the Board of Directors of the persons named below.  The Board of Directors has no reason to believe that any of the nominees for director will be unable to serve; however, in the event any of the nominees should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for other persons in place of such nominees.
The Company was recently informed by Ms. Diane G. Kranz that she would not stand for re-election at the 2016 Annual Meeting.  Also, Mr. Ahron H. Haspel recently resigned from our Board of Directors.  In light of those developments, the Board of Directors has decided not to nominate a replacement director for either Ms. Kranz or Mr. Haspel and to reduce the size of the Board of Directors from ten members to eight members, to be effective at the 2016 Annual Meeting.
Our Board of Directors recommends a vote FOR the election of each of the following eight directors of the Company.
NOMINEES TO THE BOARD OF DIRECTORS
The Board of Directors held eight meetings during the fiscal year ended September 30, 2015.  All directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board on which each director served.  The independent directors met on four occasions out of the presence of management during the fiscal year ended September 30, 2015.
The following table sets forth, as to the nominees for election as directors:  (1) such person's name; (2) the year in which such person was first elected a director of the Company; (3) such person's age; (4) all positions and offices with the Company held by such person; (5) the business experience of such person during the past five years; (6) certain other directorships, if any, held by such person; and briefly discusses the specific experience, qualifications, attributes or skills that led to the conclusion that each such person should serve as a director of Barnwell.
Name	Director Since	Age	All other Present Positions with the Company and Principal Occupations
Morton H. Kinzler	1956	90
Chairman of the Board of the Company since 1980 and Chief Executive Officer since 1971.  Mr. Kinzler is the father of Alexander C. Kinzler, President, Chief Operating Officer, General Counsel and a Director of the Company.  Mr. Kinzler, an attorney, is a founder and incorporator of the Company and has served in various capacities including Vice President, Secretary, President, CEO and Chairman.  He has been a member of the Board of Directors since the Company was founded.  This extensive experience allows Mr. Kinzler to bring to the Board deep insight into the operations, challenges and complex issues facing the Company, as well as oil and gas and real estate businesses in general.  As a beneficial holder of over 25 percent of the Company's shares, Mr. Kinzler brings to the Board a stockholder's perspective in managing and operating the Company in the long-term best interests of stockholders and also brings to the Board significant operational, strategic, consensus-building and management skills from his years with the Company and legal background.

Martin Anderson [1]	1985	92
Investor; Senior Partner, Goodsill Anderson Quinn & Stifel LLP, Honolulu, Hawaii (attorneys) from 1951 until January 2011; U.S. Marine Corps 1942-1975 (retired as a Colonel); Distinguished Overseer and past Chairman of the Board, Hoover Institution of Stanford University.  Cattle Rancher and Real Estate Developer, Kenya, East Africa (CEO, Galana Game & Ranching Ltd., 2,500 sq. mile cattle ranch in Kenya, Africa running 26,000 herd of cattle); Investor in small business startups.  Mr. Anderson brings to the Board of Directors broad experience, expertise and qualifications as a result of his extensive legal background and boardroom experience with both public and private entities, including Hawaiian Airlines and the entities listed above.  Mr. Anderson was a senior partner in a major Honolulu law firm from 1951 until 2011 and therefore brings to the Board extensive leadership and management skills, as well as a strong consensus-building capacity from his other board and trusteeship experiences.

Murray C. Gardner, Ph.D. [1]	1996	83
Geothermal resource, oil and gas exploration and reservoir consultant and investor, self-employed since 1995.  Dr. Gardner has a Ph.D. in geology and brings to the Board of Directors extensive knowledge and experience of geology, geophysics, the oil and gas industry and the geothermal industry and operations.  As a former officer and director of Geothermex, Inc., a geothermal exploration consulting firm now owned by Schlumberger, Inc., Dr. Gardner also brings to the Board broad business and general management experience in corporate operations, as well as extensive leadership and consensus-building skills.

Alexander C. Kinzler	1999	57
President and Chief Operating Officer of the Company since December 2002 and General Counsel of the Company since December 2001.  Mr. Kinzler is the son of Morton H. Kinzler, Chief Executive Officer and Chairman of the Board of Directors of the Company.  Mr. Kinzler, an attorney, has been employed by the Company since 1984 in various capacities, including Vice President, Executive Vice President, and currently President and Chief Operating Officer, and brings to the Board deep insight into the operations, challenges and complex issues facing the Company.  He has served on the boards of directors of business groups including the Hawaii Leeward Planning Conference, and also brings to the Board significant operational, strategic, consensus-building and management skills from his years with the Company and legal background.

Russell M. Gifford	2003	61
Secretary of the Company since December 2002.  Executive Vice President since December 1997, Treasurer since November 1986 and Chief Financial Officer since August 1985.  President of Water Resources International, Inc., a wholly-owned subsidiary of the Company, since December 1999.  Mr. Gifford, a Certified Public Accountant, has been employed by the Company since 1982 in various capacities including Vice President, Executive Vice President and Chief Financial Officer, and has also served as President of the Company's water well drilling subsidiary

1  This director is independent as defined in Section 803(A) of the NYSE MKT listing standards.
1  This director is independent as defined in Section 803(A) of the NYSE MKT listing standards.

since 1999. Mr. Gifford has substantial financial and accounting expertise, including experience working in public accounting as an auditor at Touche Ross & Company prior to his employment by the Company. Mr. Gifford brings to the Board of Directors substantial financial and accounting knowledge, as well as deep insight into the operations, challenges and complex issues facing the Company. Mr. Gifford also serves on the boards of various community organizations and has substantial strategic planning and consensus-building skills as a result of that experience.

Kevin K. Takata [1]	2004	59
Supervising Deputy Attorney General, Criminal Justice Division, State of Hawaii, since June 1, 2015; First Deputy Prosecutor, County of Kauai, from December 3, 2012 to May 31, 2015; Deputy Attorney General, State of Hawaii, from October 2010 to November 30, 2012; Deputy Prosecuting Attorney, City and County of Honolulu, from 1987 to October 2010, Trials Division Chief from 1997 to 2006. Instructor, National Advocacy Center since 2000.  Mr. Takata, an attorney, has broad leadership, management and consensus-building skills from his years as Trials Division Chief of the Office of the Prosecuting Attorney of the City and County of Honolulu.  Mr. Takata's lifelong residency in Hawaii has also assisted the Board of Directors in overseeing the Company's various Hawaii-based businesses, including its real estate and water well drilling divisions.  Mr. Takata's experience as a prosecutor and expertise in trial tactics and legal ethics has also given the Board of Directors valuable insights into the challenges and complex issues, both legal and otherwise, facing the Company and businesses in general.

Robert J. Inglima, Jr.[1]	2007	57
Investor; Sole practitioner, Robert J. Inglima, Jr., Attorney-at-Law, since October 2002; Attorney in private practice since 1985.  Mr. Inglima, an attorney-at-law, brings to the Board of Directors substantial legal and financial expertise from his practice of law since 1985 and his work with an accounting and consulting firm.  Mr. Inglima also has substantial experience in real estate and corporate law, and has advised numerous clients on matters of business, finance and taxation as well.  Mr. Inglima has extensive experience representing clients with respect to real estate development and land use, commercial transactions, taxation, contract law, general corporate, and business formation and planning.  He has represented domestic as well as international companies, government agencies and individuals in complex business transactions. His experience as a Principal and Member of Cipolla Sziklay, LLC (certified public accountants and consultants) from 2004 to 2006 with respect to business valuation and litigation support services also adds to his significant business experience.

James S. Barnwell III [1]	2012	70
Investor in oil and gas and real estate since 1967. Served on the board of directors and as president of the Larry D. Large Foundation (charitable 501(c)(3) organization) from 2004 to 2010. Mr. Barnwell, who has a B.S. in geology and

1  This director is independent as defined in Section 803(A) of the NYSE MKT listing standards.

an M.B.A., spent 29 years in the telecommunications industry with AT&T and its successor Lucent Technologies. He worked in the oil and gas industry as part of the Company's founding Barnwell family, served as director of various civic organizations, including the Louisiana Chamber of Commerce and Municipal Affairs Committee Shreveport, and is a certified member of the American Production and Inventory Control Society. Mr. Barnwell's many years of management experience developing complex business plans and budgets provides valuable insight into corporate operations and business enterprise development. His oil and gas background, together with his broad range of business, management and civic experience and strong personal and professional ethics provide a strong foundation to assist the Board of Directors with regard to many challenges and complex issues facing the Company and businesses in general. Mr. Barnwell also has strong consensus-building skills from his management experience and service with charitable organizations.

Board Nomination Process
The Board of Directors has a standing Compensation Committee, a standing Audit Committee, a standing Executive Committee and a standing Reserves Committee.  It has no standing nominating committee and there is no nominating committee charter.  The Board of Directors believes that it is appropriate for the Company not to have a nominating committee because potential nominees are recommended to the full Board by a majority vote of the independent directors.  The Board identifies nominees by first evaluating the current members of the Board willing to continue in service.  Current members of the Board with skills and experience relevant to the Company's business and willing to continue in service are considered for re-nomination.  If any member of the Board up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Board determines whether it is appropriate to replace the retiring member.  If deemed appropriate, the Board identifies the desired skills and experience of a new nominee.  The Board believes that potential directors should possess sound judgment, understanding of the business issues affecting the Company, integrity and the highest personal and professional ethics.  The Board seeks directors possessing a range of business, management and civic experience appropriate for the Board to discharge its responsibilities.  In the case of both incumbent and new directors, the Board seeks persons who are able to devote significant time and effort to Board and Board committee responsibilities.  Once nominees have been identified, the independent directors recommend to the Board such nominees, and the Board reviews and votes on such recommendation.
The Company does not have a specific policy regarding the diversity of the Board.  Instead, the Board considers its overall composition when considering director candidates, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company's current and expected future needs.  The Board also believes that it is desirable for new candidates to contribute to a variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences.
The Board will consider potential nominees brought to its attention by any director or officer of the Company.  It will also evaluate recommendations for director nominees proposed by a stockholder who (i) has continuously held at least 1% of the outstanding shares of the Company's Common Stock entitled to vote at the annual meeting of stockholders for at least one year prior to the date the stockholder makes the recommendation and (ii) undertakes to continue to hold such number of shares through the date of the upcoming annual meeting.  For possible inclusion in next year's proxy statement, any recommendation for a director nominee submitted by a qualifying stockholder must be received by the Company no later than the date for stockholder proposals set forth herein under the heading "Stockholder Proposals."  Any stockholder recommendation for a director nominee must be submitted to the Company's Chairman of the Board in writing and must include:
•    a statement by the stockholder that such stockholder is the holder of at least 1% of the outstanding shares of the Company's Common Stock, that the shares have been held for at least one year prior to the date of the submission and that such stockholder will continue to hold the shares through the date of the upcoming annual meeting of stockholders;
•    the candidate's name, age, contact information and current principal occupation or employment;
•    the candidate's resume, which will include a description of the candidate's qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation or employment and the name and principal business of any corporation or other organization in which the candidate was employed; and
•    at least three (3) references for the candidate.
The Board will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above.  All directors and director nominees will submit a completed form of directors' and officers' questionnaire as part of the nominating process.
Stockholders may send any communication to the Board of Directors, as a whole, or individually, by mail to the Company's address listed on page one of this Proxy Statement, to the attention of Russell M. Gifford, Secretary.  All such communications will be forwarded to the Board of Directors or individual directors as appropriate.
The Company strongly encourages each member of the Board of Directors to attend the Annual Meeting.  Ten members of the Board of Directors attended the 2015 Annual Meeting of Stockholders of the Company, of which four attended in person and six attended by telephone.
BOARD LEADERSHIP STRUCTURE; RISK OVERSIGHT
The positions of Chairman and CEO have been jointly held by Mr. Morton H. Kinzler since his selection as Chairman of the Board in 1980.  Barnwell Industries, Inc. is a smaller reporting company and the Board has determined that the current structure is appropriate at this time in that it enables Mr. Kinzler to handle the complexities of his role as a CEO while continuing to provide leadership on policy at the Board level.  Although the roles of CEO and Chairman are currently held by Mr. Kinzler, the Board regularly considers the appropriate leadership structure for the Company and has concluded that the Company and its stockholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chairman of the Board, and the Board has not adopted such a policy.  The Board believes that it is important to retain the flexibility to make this determination at any given point in time based upon what it believes will provide the best leadership structure for the Company at that time.  This approach allows the Board to utilize its considerable experience and knowledge to elect the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman and Chief Executive Officer roles when necessary.  Accordingly, at different points in time in the Company's history, the Chief Executive Officer and Chairman of the Board roles have been held by the same person.  At other times, they have been held by different individuals.  In each instance, the decision on whether to combine or separate the roles was made in the best interest of the Company's stockholders, based on the circumstances at the time.
The Board's primary function with respect to risk is oversight.  The Board administers its risk oversight function both as a whole and through its committees.  The Audit Committee reviews and makes inquiry as to risk management and reports to the Board on its findings.  The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks.  Management is responsible for the Company's day-to-day risk management activities.  Other Board committees also consider and address risk as they perform their committee responsibilities.  For example, the Compensation Committee, comprised solely of independent directors, discusses and reviews compensation arrangements for the Company's Executive Officers to avoid incentives that would promote excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.  The full Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.  We believe the division of risk management responsibilities as described above is an effective approach for evaluating and addressing the risks facing the Company and that our Board leadership structure supports this approach because it allows our independent directors to exercise effective oversight of the actions of management.
COMPENSATION COMMITTEE
The members of the Compensation Committee are Mr. Anderson, Dr. Gardner, Mr. Barnwell and Ms. Kranz.  Mr. Ahron H. Haspel was Chairman of the Compensation Committee until his resignation from the Board of Directors on December 15, 2015.  The Board of Directors expects to name a new Chairman of the Compensation Committee at its first meeting in calendar year 2016.  The Compensation Committee (i) determines the annual compensation of the Company's Executive Officers; (ii) recommends, if appropriate, new employee benefit plans to the Board of Directors; (iii) administers all employee benefit plans; and (iv) makes such other determinations regarding compensation or benefits as may be necessary or advisable.  The Compensation Committee held three meetings during the fiscal year ended September 30, 2015.  The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website.
NAMED EXECUTIVE OFFICERS OF THE COMPANY
The Company currently has three executive officers (the "Named Executive Officers").  The following table sets forth the names and ages of all Named Executive Officers of the Company, their positions and offices with the Company and the period during which each has served.
Name	Age	Position with the Company

Morton H. Kinzler	90
Chairman of the Board since 1980 and Chief Executive Officer since 1971.  Mr. Kinzler is the father of Alexander C. Kinzler, President, Chief Operating Officer, General Counsel and a Director of the Company.

Alexander C. Kinzler	57
President and Chief Operating Officer since December 2002 and General Counsel since December 2001.  Director of the Company since December 1999.  Mr. Kinzler is the son of Morton H. Kinzler, Chief Executive Officer and Chairman of the Board of Directors of the Company.

Russell M. Gifford	61
Secretary since December 2002, Executive Vice President since December 1997, Treasurer since November 1986 and Chief Financial Officer since August 1985.  President of Water Resources International, Inc., a wholly-owned subsidiary of the Company, since December 1999.

EXECUTIVE COMPENSATION
Summary Compensation Table
The Summary Compensation Table below sets forth certain information regarding compensation paid during the fiscal years ended September 30, 2015, September 30, 2014 and September 30, 2013 to (1) Morton H. Kinzler, our Chairman of the Board of Directors and Chief Executive Officer, (2) Alexander C. Kinzler, our President, Chief Operating Officer and General Counsel, and (3) Russell M. Gifford, our Executive Vice President, Chief Financial Officer, Treasurer and Secretary.
No Named Executive Officer was granted a stock award or an option award in fiscal year 2015, 2014 or 2013. As a result, such columns have been omitted.
We reflect portions of our CEO's and our President's annual performance bonuses in the "Non‑Equity Incentive Plan Compensation" column. These amounts for 2014 represent cash payments for our CEO's and our President's 2014 performance under our Pay for Performance Plan adopted in 2014 (the "Plan").  For 2013, these amounts represent cash payments for the officers' performance under our prior pay for performance plan.  Performance measures and targeted goals for the Company's 2015 fiscal year performance period were established by the Compensation Committee in December 2014 and the Committee designated the CEO and the President to be eligible to participate in the Plan for fiscal year 2015.  The material terms of such performance measures and targeted goals are as follows:
The Compensation Committee determined that the sum of the following three components shall represent the maximum bonus that may be achieved under the Plan for fiscal 2015 by each of the CEO and the President/COO (the "2015 Maximum Bonus Amount"), which is designed so that the Company will be in compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended:
 (a)            an amount equal to 5% of the earnings before income taxes on a GAAP basis of the Company;
(b)    the greater of (i) for an increase in earnings before income taxes on a GAAP basis over the prior fiscal year, 20% of the first 100% of such increase as calculated above, and 10% of the remaining amount of such increase; or (ii) for an increase in earnings attributable to the combined Land Investment and Residential Real Estate segments in the State of Hawaii on a GAAP basis over the prior fiscal year with respect to such segments, 20% of the first 100% of such increase and 10% of the remaining amount of such increase; and
 (c)            for an increase in the Company's market capitalization of up to 10%, determined by comparing the closing price of the Common Stock on September 30, 2014 and September 30, 2015, 10% of the amount of such increase.
The 2015 Maximum Bonus Amount for each participant shall in no case exceed 150% of such participant's base salary as of January 2015.  Additionally, a decrease in earnings before income taxes or market capitalization will not decrease the amounts of the other respective components of the 2015 Maximum Bonus Amount.  The Committee, in its sole discretion, reserves the right to eliminate or reduce the 2015 Maximum Bonus Amount payable to the CEO and/or to the President/COO pursuant to the bonus formula described above and in addition or alternatively to grant ordinary bonuses.
The Compensation Committee determined that, pursuant to the adopted performance measures and targeted goals, the maximum bonus grant which could have been payable as calculated under the Plan was $392,000 as to our CEO, and $392,000 as to our President/COO.  The Compensation Committee reviewed the performance of our CEO and President/COO during fiscal 2015, analyzed the Company's results for the year, reviewed the overall performance of management for the fiscal year, reviewed with management various factors the Committee takes into account in setting compensation, including individual and corporate, financial and non-financial performance, the creation of value for our stockholders, the long-term commitment and contributions of management to the Company, including the beneficial ownership by management of approximately 34% of the Company's outstanding stock.  The Committee determined that, as a result of the Company's 2015 performance, it was appropriate not to pay any annual performance bonus amounts as shown in the table, below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Morton H. Kinzler Chairman of the Board and Chief Executive Officer	2015 2014 2013	568,000 775,000 775,000	- - -	- 50,000 15,000	48,672[1] 65,546 54,739	616,672 890,546 844,739
Alexander C. Kinzler President, Chief Operating Officer and General Counsel	2015 2014 2013	527,000 650,000 650,000	- - -	- 50,000 10,000	36,116[2] 28,214 30,372	563,116 728,214 690,372
Russell M. Gifford Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2015 2014 2013	457,000 525,000 525,000	- 50,000 10,000	- - -	20,005[2] 18,251 18,824	477,005 593,251 553,824

No Named Executive Officer was granted a plan-based award or stock award in fiscal 2015.  As a result, such table has been omitted.
Outstanding Equity Awards At Fiscal Year-End 2015
The following table sets forth grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended September 30, 2015 to each of the Named Executive Officers.  No Named Executive Officer held unvested stock awards as of fiscal year end 2015.  As a result, such columns have been omitted.
Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Morton H. Kinzler	None	None	N/A	N/A
Alexander C. Kinzler	100,000 125,000	- -	12.92 4.32	12/2017 12/2019
Russell M. Gifford	75,000 67,500	- -	11.40 4.32	05/2018 12/2019

If a change in control occurs, then all unvested stock options will accelerate and will become exercisable in full.  Assuming a change in control occurred September 30, 2015 and using the closing price

[1]
This amount represents perquisites received with respect to (1) personal use of Company office; (2) medical insurance; (3) medical expense reimbursements; (4) club memberships; (5) vehicle expense (including depreciation on a straight-line basis with a 7-year life); (6) in-office meals; and (7) supplementary retirement payments made pursuant to an agreement with the Company.

[2]
This amount represents perquisites received with respect to: (1) medical insurance; (2) medical expense reimbursements; (3) a club membership; (4) vehicle expense (including depreciation on a straight-line basis with a 7-year life); and (5) imputed interest on a loan from the Company made prior to the enactment of the Sarbanes-Oxley Act.

of the Company's stock on that date, the value of the accelerated vesting of these options would be $0 and $0 for Mr. A. Kinzler and Mr. Gifford, respectively.
DIRECTOR COMPENSATION
The Company's program of director compensation is intended to fairly pay directors for work required for a company of our size and scope. Directors who are not officers of the Company currently receive an annual fee of $10,000 and are reimbursed for expenses incurred in connection with meeting attendance.  The Chairmen of the Compensation Committee and the Reserves Committee currently receive an additional $6,000 annual fee and the Chairperson of the Audit Committee currently receives an additional $12,500 annual fee.  The members of the Executive Committee, Reserves Committee and Compensation Committee, other than the Chairmen, currently receive an additional $1,250 annual fee. The members of the Audit Committee, other than the Chairperson, currently receive an additional $5,000 annual fee.
Non-Employee Director Compensation
The following Non-Employee Director Compensation table sets forth information with regard to the nominees to the Board of Directors as listed in the table under "Proposal No. 1", above, Ms. Diane G. Kranz, a director who is not running for re-election and Mr. Ahron H. Haspel, a director until December 15, 2015, with regard to compensation paid to them during the fiscal year ended September 30, 2015.  Directors who are officers of the Company do not receive any fees for their service as directors, and their compensation as officers of the Company is disclosed in the Summary Compensation Table.
No named director was granted a stock award or option award in fiscal year 2015 nor earned any non-equity incentive plan compensation in fiscal year 2015. As a result, such columns have been omitted.
Name	Fees Earned or Paid in Cash ($)	Total ($)
Martin Anderson	$32,000	$32,000
Murray C. Gardner, Ph.D.	$39,000	$39,000
Diane G. Kranz	$46,000	$46,000
Kevin K. Takata	$30,000	$30,000
Ahron H. Haspel	$43,000	$43,000
Robert J. Inglima, Jr.	$30,000	$30,000
James S. Barnwell III	$36,000	$36,000

AUDIT COMMITTEE
The members of the Audit Committee are Ms. Kranz, Chairperson, Dr. Gardner, and Messrs. Anderson, Takata, Inglima and Barnwell.  All of the members of the Audit Committee are independent (as independence is defined in Section 803 (A) of the NYSE MKT listing standards).  The Board of Directors has determined that the Audit Committee has an audit committee financial expert, Ms. Kranz, who is a financial expert based on her being a Certified Public Accountant.  Ms. Kranz has decided not to run for re-election at the 2016 Annual Meeting.  The Board of Directors expects to name a new Chairman of the Audit Committee at its first meeting following the 2016 Annual Meeting and that one or more members of the Audit Committee would be determined by the Board of Directors at that time to be an audit committee financial expert.  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website.  The Audit Committee reviews the services of the independent accountants employed by the Company to audit the consolidated financial statements of the Company. The Audit Committee periodically reviews major issues regarding accounting and auditing principles and practices, the adequacy of internal controls that could affect the consolidated financial statements as well as all related party transactions and potential conflicts of interest.  During the fiscal year ended September 30, 2015, the Audit Committee held four meetings.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed the audited consolidated financial statements with management, and the Audit Committee has discussed with KPMG LLP, the independent registered public accounting firm, the matters required to be discussed by PCAOB Auditing Standard No. 16, "Communications with Audit Committee; Related Amendments to PCAOB Standards; and Transitional Amendments to PCAOB AU Section 380.", as such may be modified or supplemented.  The Audit Committee has also received the written disclosures and the letter from KPMG LLP that are required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee) as may be modified or supplemented, and has discussed with KPMG LLP its independence.  Based upon its discussions with management and with KPMG LLP, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015.
Audit Fees
The aggregate fees billed to the Company by KPMG LLP, the Company's independent registered public accounting firm, for professional services rendered in connection with the audit of the annual financial statements included in the Company's Form 10-K, review of financial statements included in the Company's Form 10-Qs and services to the Company in connection with statutory or regulatory filings or engagements for the fiscal year ended September 30, 2015 totaled $365,300.  For the comparable services provided for the fiscal year ended September 30, 2014, KPMG LLP billed the Company $350,500.
Audit-Related Fees
For the fiscal years ended September 30, 2015 and September 30, 2014, KPMG LLP, the Company's independent registered public accounting firm, did not bill the Company for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements.
Tax Fees
The aggregate fees billed to the Company by KPMG LLP, the Company's independent registered public accounting firm, for tax compliance, tax advice and tax planning for the fiscal year ended September 30, 2015 totaled $95,900 and for the fiscal year ended September 30, 2014 totaled $88,300.
All Other Fees
For the fiscal years ended September 30, 2015 and September 30, 2014, KPMG LLP, the Company's independent registered public accounting firm, did not bill the Company for any fees other than Audit Fees and Tax Fees.
Pre-approval Policies and Procedures
The Audit Committee pre-approves all services provided to the Company by the independent registered public accounting firm through the following policies and procedures:  (1) the Audit Committee reviews with the Company's independent registered public accounting firm its audit plan and report thereon, including estimated Audit Fees, Audit-Related Fees, Tax Fees and Other Fees; (2) upon review of such audit plan and estimated fees, the Audit Committee may pre-approve the provision of such products and services and the payment therefor; and (3) at subsequent meetings of the Audit Committee, the Audit Committee reviews the status of the provision of all products and services from the Company's independent registered public accounting firm to the Company and payment therefor, and may pre-approve the provision of additional products and services as necessary.

Audit Committee of the Board of Directors
Diane G. Kranz, Chairperson
Murray C. Gardner
Martin Anderson
Kevin K. Takata
Robert J. Inglima, Jr.
James S. Barnwell III
EXECUTIVE COMMITTEE
The members of the Executive Committee are Mr. Morton Kinzler, Chairman, and Messrs. Anderson, Alexander Kinzler, Dr. Gardner and Ms. Kranz.  The Executive Committee has and may exercise all the powers of the Board of Directors when the Board is not in session, subject to certain limitations in the Company's Bylaws.  During the fiscal year ended September 30, 2015, the Executive Committee held no meetings.

RESERVES COMMITTEE
The members of the Reserves Committee are Mr. James S. Barnwell III, Chairman, Dr. Gardner and Messrs. Inglima, Takata, Gifford and Alexander Kinzler.  During the fiscal year ended September 30, 2015, the Reserves Committee held one meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Below are the transactions that occurred during fiscal year 2015 in which, to our knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any director, director nominee, executive officer, person known by us to be a holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
Transactions with the Estate of Dr. Sudarsky and Dr. Magaro
The Estate of Dr. R. David Sudarsky (the "Sudarsky Estate") and Dr. Joseph E. Magaro are persons known by the Company to be holders of more than 5% of the Company's Common Stock.  The Sudarsky Estate and Dr. Magaro are working interest owners in certain oil and gas properties managed by the Company and in which the Company also holds a working interest.  As owners of the working interests in these properties, they are required to pay their proportionate share of costs and are entitled to receive their proportionate share of revenues in the normal course of business from these properties.  During fiscal year 2015, The Sudarsky Estate and Dr. Magaro earned revenues from their working interests in these properties, net of costs, of approximately $350,000 and $268,000 respectively.  Furthermore, in the fourth quarter of the fiscal year ended 2015, Barnwell of Canada, Limited, a wholly-owned subsidiary of the Company, along with all the other holders of working interests in certain natural gas and oil properties located in the Dunvegan and Belloy areas of Alberta, Canada, including the Sudarsky Estate and Dr. Magaro, completed the sale of all such interests, as well as its interests in sales and transportation contracts, equipment, wells, facilities and pipelines associated with such properties, to Canadian Natural Resources Limited, for aggregate consideration of approximately US$21,409,000, at the then-current Canadian dollar exchange rate, after customary closing adjustments, commissions and closing expenses, including adjustments to reflect an effective date of sale of April 1, 2015.  From such sale, the Sudarsky Estate and Dr. Magaro received a total of approximately US$2,689,000 and US$1,840,000, respectively, in net proceeds, at the then-current Canadian dollar exchange rate.  Approximately 50% of such proceeds to the Sudarsky Estate and Dr. Magaro are currently being held by the Canadian tax authorities until tax clearances are obtained and the precise timing of the release of those funds cannot be determined.
Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of the Company, is the executor of the Sudarsky Estate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of December 16, 2015, with respect to the beneficial ownership of the Common Stock, the sole voting security of the Company,  by (i) each person known to the Company who beneficially owns more than 5% of the Common Stock, (ii) each director and nominee of the Company, (iii) the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group.
Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership[1]	Percent Of Class

Joseph E. Magaro	401 Riversville Road Greenwich, Connecticut	1,263,060	15.3%

Estate of R. David Sudarsky	c/o Stephen Newman, Esq. 7108 Fairway Drive, Ste. 125 Palm Beach Gardens, Florida	727,600	8.8%

Ned L. Sherwood	4731 North Highway A1A Suite 213 Vero Beach, Florida	899,622[2]	10.9%

Dimensional Fund Advisors LP	Palisades West, Building One 6300 Bee Cave Road Austin, Texas	484,269[3]	5.9%

Morton H. Kinzler	1100 Alakea Street, Suite 2900 Honolulu, Hawaii	2,087,008[4]	25.2%

Martin Anderson	620 Sand Hill Road, Apt. 422F Palo Alto, California	5,000	*

Murray C. Gardner, Ph.D.	P. O. Box 1657 Kamuela, Hawaii	23,890	*

Alexander C. Kinzler	1100 Alakea Street, Suite 2900 Honolulu, Hawaii	543,000[5]	6.4%

________________________

[1]
A person is deemed to be the beneficial owner of securities that such person can acquire as of and within the 60 days following the date of this table upon the exercise of options.  Each beneficial owner's percentage of ownership is determined by assuming that options or conversion rights that are held by such person (but not those held by any other person) and which are exercisable as of and within 60 days following the date of this table have been exercised.  For purposes of the footnotes that follow, "currently exercisable" means options that are exercisable as of and within 60 days following the date of this table.  Except as indicated in the footnotes that follow, shares listed in the table are held with sole voting and investment power.

[2]
Represents shares held as of September 14, 2015 as reported on Schedule 13D filed by Ned L. Sherwood.  According to such filing, Mr. Sherwood may be deemed to beneficially own 899,622.138 shares of Common Stock of the Company, which includes (i)  661,584.138 shares of Common Stock of the Company held by MRMP Managers LLC, of which Mr. Sherwood is the chief investment officer and (ii) 238,038 shares of Common Stock of the Company held by Ned L. Sherwood Revocable Trust, of which Mr. Sherwood is the beneficiary and trustee.

[3]
Represents shares held as of December 31, 2014 as reported on Schedule 13G filed by Dimensional Fund Advisors LP ("Dimensional").  As reported on Schedule 13G, Dimensional is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.  Dimensional has sole voting power and sole dispositive power of 484,269 shares of Common Stock of the Company.

[4]
Includes 727,600 shares of Common Stock owned by the Estate of R. David Sudarsky as to which Mr. M. Kinzler is Executor and 1,848 shares owned by his wife, as to each of which Mr. M. Kinzler disclaims beneficial ownership.

*	Represents less than 1% of the outstanding shares of Common Stock of the Company.

[5]	Includes 3,000 shares owned by his children to which Mr. A. Kinzler disclaims beneficial ownership and currently exercisable options to acquire 225,000 shares of Common Stock.

Russell M. Gifford	1100 Alakea Street, Suite 2900 Honolulu, Hawaii	232,000[6]	2.8%

Diane G. Kranz	145 East 57th Street New York, New York	24,199[7]	*

Kevin K. Takata	c/o 1100 Alakea Street, Suite 2900, Honolulu, Hawaii	850	*

Robert J. Inglima, Jr.	1 Deerhill Drive Ho-Ho-Kus, New Jersey	16,800[8]	*

James S. Barnwell III	407 Driftwood Street Rockwall, Texas	15,726	*

All directors and executive officers as a group (9 persons)		2,948,473[9]	34.1%

PROPOSAL NO. 2
RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITOR FOR 2016
The Audit Committee has appointed KPMG LLP to serve as our independent auditor for fiscal year 2016.  KPMG LLP has served as the Company's independent auditor since 1990 and is considered by management to be well qualified.  Although stockholder ratification of the Audit Committee's appointment of KPMG LLP as our independent auditor is not required, the Board of Directors is submitting the appointment of KPMG LLP to the stockholders for ratification.  If the stockholders fail to ratify the Audit Committee's appointment, the Audit Committee will reconsider whether to retain KPMG LLP as the Company's independent auditor.  In addition, even if the stockholders ratify the appointment of KPMG LLP, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.  We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditor for fiscal year 2016.
KPMG LLP expects to have a representative available at the meeting who will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Our Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP as independent auditor for fiscal year 2016.

________________________

[6]	Includes 3,300 shares owned by his children to which Mr. Gifford disclaims beneficial ownership and currently exercisable options to acquire 142,500 shares of Common Stock.

[7]	Includes 6,199 shares owned by an estate as to which Ms. Kranz is Executor and disclaims beneficial ownership.

[8]	Includes 1,800 shares owned by his children to which Mr. Inglima disclaims beneficial ownership.

[9]	Includes currently exercisable options held by executive officers of the Company to acquire 367,500 shares of Common Stock.

*	Represents less than 1% of the outstanding shares of Common Stock of the Company.

PROPOSAL NO. 3
STOCKHOLDER PROPOSAL TO SEPARATE THE CHAIRMAN FROM THE CEO
Bradley Tirpak, 50 Orchard Street, 5A, New York, NY 10002, represented that he has beneficially owned the requisite amount of Barnwell Industries, Inc. common stock for more than one year and intends to present the proposal set forth in quotes below (the "Chairman Separation Proposal") at the Annual Meeting. The proposed resolution and statement in support thereof are set forth below:
RESOLVED: "The shareholders request the Board of Directors to adopt as policy, and amend the by-laws and articles of incorporation as necessary, to require the Chairman of the Board of Directors, whenever possible, to be an independent member of the Board.  The Board would have the discretion to phase in this policy as soon as possible so it does not violate any existing agreement.  If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time.  Compliance with this policy is waived if no independent director is available and willing to serve as Chair."
SUPPORT STATEMENT
"The role of the CEO and management is to run the company.  The role of the Board of Directors is to provide independent oversight of management and the CEO.  There is a potential conflict of interest for a CEO to be his/her own overseer as Chair while managing the business.
The combination of these two roles in a single person weakens a corporation's governance structure, which can harm shareholder value.
As Intel's former chair Andrew Grove stated, "The separation of the two jobs goes to the heart of the conception of a corporation.  Is a company a sandbox for the CEO, or is the CEO an employee?  If he's an employee, he needs a boss, and that boss is the Board.  The Chairman runs the Board. How can the CEO be his own boss?"
Shareholders are best served by an independent Board Chair who can provide a balance of power between the CEO and the Board empowering strong Board leadership.  The primary duty of a Board of Directors is to oversee the management of a company on behalf of its shareholders.  A combined CEO/Chair creates a potential conflict of interest, resulting in excessive management influence on the Board and weaker oversight of management.
Numerous institutional investors recommend separation of these two roles.  For example, California's Retirement System CalPERS' Principles & Guidelines encourage separation, even with a lead director in place.
Chairing and overseeing the Board is a time intensive responsibility.  A separate Chair also frees the CEO to manage the company and build effective business strategies.
Many companies have separate and/or independent Chairs.  An independent Chair is the prevailing practice in the United Kingdom and many international markets and is an increasing trend in the U.S. This proposal topic won 50% plus support at five major U.S. companies in 2013.
Please vote YES on this PROPOSAL to separate the role of Chairman and CEO to protect shareholder value:"

The Board of Directors opposes the Chairman Separation Proposal and recommends a vote AGAINST this proposal.
The Board of Directors has considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.
Barnwell and its stockholders are best served when leadership choices are made by the Board on a case-by-case basis—not pursuant to a predetermined policy.  Barnwell's by-laws provide that, except under certain circumstances, the Chairman of the Board will be the Chief Executive Officer.  This approach provides the necessary flexibility to determine whether the positions should be held by the same person or by separate persons based on the leadership needs of the Company at any particular time. Adopting a policy to restrict discretion in selecting the Chairman of the Board, as well as restricting the ability to combine the positions of Chairman and Chief Executive Officer, would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Chairman.
The Board has given careful consideration to separating the roles of Chairman and Chief Executive Officer and has determined that, at this time, Barnwell and its stockholders are best served by having Mr. Morton H. Kinzler, one of Barnwell's founders, serve as both Chairman of the Board of Directors and Chief Executive Officer.  Mr. Kinzler's combined role as Chairman and Chief Executive Officer promotes unified leadership and direction for the Board and executive management and it allows for a single, clear focus for the chain of command to execute Barnwell's strategic initiatives and business plans.
Selecting an appropriate leadership structure is one of the most important tasks of any board.  If the proposal were implemented, it would prevent future Boards from having the flexibility to determine the best leadership structure for Barnwell, regardless of what the Board believes to be in the best interests of the company and its stockholders, to their potential detriment.
Consistent with our philosophy of empowering each member of our Board of Directors, each Board member may place items on the agenda for Board meetings or raise subjects that are not on the agenda for that meeting.  In addition, each Board member has complete and open access to any member of management and to the chairman of each Board committee for the purpose of discussing any matter related to the work of such committee. Lastly, the Board and each Board committee has the authority to retain independent legal, financial and other advisors as they deem appropriate.
Requiring that the Chairman of the Board be an independent director is not necessary to ensure that our Board provides independent and effective oversight of Barnwell's business and affairs.  Such oversight is maintained at Barnwell through the composition of our Board, the strong leadership and engagement of our independent directors and Board committees, and our corporate governance structures and processes already in place.
The Board believes the current leadership model strikes an appropriate balance between strong and consistent leadership and independent and effective oversight of Barnwell's business and affairs, especially given our size as a smaller reporting company.  The proposal seeks to replace Barnwell's balanced approach to board leadership with an inflexible approach that does not permit the Board, regardless of circumstances, to exercise judgment about which arrangements would best serve the interests of our stockholders.  Accordingly, we recommend that you vote against this proposal.
Required Vote
The adoption of the Chairman Separation Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on the matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote
AGAINST adoption of Proposal No. 3.

PROPOSAL NO. 4
STOCKHOLDER PROPOSAL REGARDING PROXY ACCESS
Ned L. Sherwood, 4731 North Highway AIA, Suite 213, Vero Beach, FL 32963, represented that he has beneficially owned the requisite amount of Barnwell Industries, Inc. common stock for more than one year and has notified us that he or his representative intends to present the proposal set forth in quotes below (the "Proxy Access Proposal") at the Annual Meeting.  The proposed resolution and statement in support thereof are set forth below:
Resolved: "Stockholders of Barnwell Industries, Inc. (the "Company") ask the Board of Directors (the "Board") to adopt, and present for shareholder approval, a "proxy access" bylaw.  Such bylaw shall require the Company to include in proxy materials prepared for a stockholder meeting at which directors are to be elected the name, Disclosure and Statement (defined herein) of any person nominated for election to the Board by a stockholder or group (the "Nominator") that meets the criteria established below.  The Company shall allow stockholders to vote on such nominee on the Company's proxy card.
The number of stockholder-nominated candidates appearing in proxy materials shall not exceed 25% of the directors then serving.  This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:
a)	have beneficially owned 3% or more of the Company's outstanding common stock continuously for at least three years before submitting the nomination;
b)	give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the "Disclosure"); and
c)	certify that the Nominator (i) will assume liability stemming from any legal or regulatory violation arising out of the Nominator's communications with the Company stockholders, including the Disclosure and Statement; (ii) will comply with all applicable laws and regulations if it uses soliciting material other than the Company's proxy materials; and (c) to the best of its knowledge, acquired the required shares in the ordinary course of business and not to change or influence control at the Company.
The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the "Statement").  The Board shall adopt procedures for promptly resolving disputes over timeliness of a nomination, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the 25% limit."
SUPPORTING STATEMENT
"The Company's Board is far too comfortable and entrenched:
•	three out of ten directors are over eighty years old;
•	according to the latest proxy, the Chairman's average total compensation over the last three years was over $850,000;
•	the average tenure of the Company's directors is over 17 years and seven directors served for more than ten years; and
•	three directors are also Company executives.
Proxy access will make companies more accountable. Further, the CFA Institute's Proxy Access in the United States: Revisiting the Proposed SEC Rule (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1) found that proxy access would "benefit both the markets and the corporate boardrooms, with little cost or disruption."

Proxy access enjoys strong investor support and similar bylaws have been adopted by companies of various sizes across industries.
We urge stockholders to vote FOR this proposal."
The Board of Directors opposes the Proxy Access Proposal
 and recommends a vote AGAINST this proposal.
We are aware that there is an active discussion in the corporate governance community regarding proxy access, but we would prefer to make a thoughtful, deliberate decision regarding any changes to our Bylaws.  Accordingly, we oppose the adoption of proxy access at this time because we believe that, on balance, the potential negative repercussions of proxy access outweigh its positive attributes.  We believe that our existing corporate governance practices provide the appropriate balance between ensuring Board accountability to stockholders and enabling the Board to effectively oversee our business and affairs for the long-term benefit of stockholders, particularly as a smaller reporting company.
We have instituted a number of mechanisms to ensure Board accountability.  Our Board is accountable to our stockholders through the protections that are embedded in our governing documents. For example:
•	All directors are elected annually;
•	Our governing documents do not contain any supermajority stockholder voting requirements;
In addition, our stockholders currently have the right to:
•	Communicate directly with any director (including the Chairman of the Board) in writing;
•	Propose director nominees for consideration by our independent directors of the Company, as discussed below; and
•	Submit proposals for presentation at an annual meeting and for inclusion in our proxy statement for that annual meeting, subject to certain conditions and the rules and regulations of the SEC.
Our stockholders can recommend prospective director candidates for our independent directors' consideration.  Our independent directors evaluate and consider director nominees proposed by our stockholders in the same manner as a nominee recommended by a Board member, management, search firm or other source.  Additionally, stockholders who want Board representation can solicit their own proxies.  While proxy solicitation is an expensive undertaking, there is no reason why stockholders holding 3% of our outstanding shares should not, if they have a legitimate interest in sitting on the Board, bear the expense of soliciting proxies.
More than simply unnecessary, proxy access could also decrease the effectiveness of our corporate governance.  Proxy access could harm our Company, Board of Directors and stockholders by:
•	Significantly Disrupting Company and Board Operations. With proxy access, contested director elections could become frequent. Divisive proxy contests could substantially disrupt our affairs and the effective functioning of our Board. In the event of a contested election, we would be compelled to devote significant financial resources in support of Board-nominated candidates, and our management and directors would be required to divert their time from managing and overseeing Company business to supporting Board director nominees. Further, the election of stockholder-nominated directors could create factions on the Board, leading to dissension and delay, thereby precluding the Board's ability to function effectively.
•	Promoting the Influence of Special Interests. Proxy access could facilitate the nomination and election of special interest directors who seek to further the particular agendas of the stockholders who nominated them, rather than the interests of all stockholders and Barnwell's long-term business goals. Moreover, a stockholder could use the threat of a contested election, which could be very expensive and disruptive to our company but virtually costless for the stockholder, to extract concessions from Barnwell relating to that stockholder's special interest.

•	Discouraging Highly Qualified Director Candidates from Serving. The prospect of routinely standing for election in a contested situation could deter highly qualified individuals from Board service. This prospect also could cause our incumbent directors to become excessively risk averse, thereby impairing their ability to provide sound and prudent guidance with respect to all of our operations and interests.
Proxy access also would bypass our processes for identifying and recommending the director nominees that we believe would best serve our stockholders' long-term interests.  An effective board of directors is composed of individuals with a diverse and complementary blend of experiences, skills and perspectives.  Proxy access overrides this process by placing on the ballot candidates who may fail to have the appropriate qualifications and who may lack the experience necessary to guide Barnwell over the long term.
While we recognize that proxy access is a topic of growing interest and we will continue to monitor it, we believe that implementation of this proposal at this time would not be in the best interests of our company or our stockholders given the potential risk of disruption and expense associated with proxy access.  U.S. companies have had limited practical experience with proxy access, and we do not believe there is meaningful evidence at this time that proxy access would improve corporate governance or Barnwell's long-term success.
Required Vote
The adoption of the Proxy Access Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on the matter at our Annual Meeting.
The Board of Directors unanimously recommends a vote
 AGAINST adoption of Proposal No. 4
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports of beneficial ownership with the SEC.  Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons, the Company believes that all of its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's most recently completed fiscal year.
CODE OF ETHICS
The Company has adopted a code of ethics that applies to all of our executive and non-executive employees.  The code of ethics contains certain additional terms applicable to our Chief Executive Officer and Chief Financial Officer.  The Company's code of ethics may be found on the Company's website at: www.brninc.com/ethics0304.pdf.
STOCKHOLDER PROPOSALS
Any stockholder who, in accordance with SEC Rule 14a-8, wishes to present a proposal for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders must submit the proposal so that it is received at the principal office of the Company no later than September 17, 2016.  As the SEC rules make clear, simply submitting a proposal does not guarantee that it will be included.
Notices of intention to present proposals at the next Annual Meeting of Stockholders should be addressed to Secretary, Barnwell Industries, Inc., 1100 Alakea Street, Suite 2900, Honolulu, Hawaii 96813.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
GENERAL
No business other than those set forth in Items (1), (2), (3) and (4) of the Notice of Annual Meeting of Stockholders is expected to come before the meeting, but should any other matters requiring a vote of stockholders properly arise, including a question of adjourning the meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the best interests of the Company.
Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company has relied upon information furnished by such persons.
By Order of the Board of Directors,

RUSSELL M. GIFFORD Secretary

Dated:  January 21, 2016

Stockholders may obtain a copy, without charge, of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, by writing to Russell M. Gifford, Barnwell Industries, Inc., 1100 Alakea Street, Suite 2900, Honolulu, Hawaii 96813 or by sending an email to barnwellinfo@brninc.com or by following the "2015 Annual Report" link at the Company's website (www.brninc.com).

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BARNWELL INDUSTRIES, INC.

C/O Broadridge Corporate Issuer Services
PO Box 1342
Brentwood, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Morton H. Kinzler 02 Martin Anderson 03 Murray C. Gardner 04 Alexander C. Kinzler 05 Russell M. Gifford
06 Kevin K. Takata 07 Robert J. Inglima, Jr. 08 James S. Barnwell III

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2 Ratification of KPMG LLP as the Independent Auditor for 2016.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposals 3 and 4.

	For	Against	Abstain
3 Stockholder Proposal to Separate the Chairman from the CEO.	☐	☐	☐
4 Stockholder Proposal Regarding Proxy Access.	☐	☐	☐

NOTE: The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement of the Company for the Annual Meeting and Company's Annual Report to Stockholders for the fiscal year ended September 30, 2015.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000261855 1 R1.0.0.51160

ANNUAL MEETING OF STOCKHOLDERS OF

BARNWELL INDUSTRIES, INC.

MARCH 7, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

BARNWELL INDUSTRIES, INC.
Annual Meeting of Stockholders
March 7, 2016 9:30 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Barnwell Industries, Inc., a Delaware corporation, hereby appoint(s) Morton H. Kinzler, Alexander C. Kinzler and Russell M. Gifford, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all the shares of Common Stock which undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Wyndham Garden Shreveport Hotel, 1419 East 70th Street, Shreveport, Louisiana, on March 7, 2016, at 9:30 A.M., Central Standard time, and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

Continued and to be signed on reverse side

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